UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
Discover Card Master Trust I
(Exact name of registrant as specified in charter)
Discover Bank
(as sponsor and depositor under the Amended and Restated Pooling and Servicing Agreement, dated as of November 3, 2004, as amended, providing for the issuance of Credit Card Pass-Through Certificates)

Delaware	0-23108	51-0020270

(State of Organization)	(Commission File Number)	(IRS Employer Identification No.)

c/o Discover Bank 12 Read’s Way New Castle, Delaware		19720

(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, including area code: (302) 323-7434
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On March 30, 2006, the Amended and Restated Pooling and Servicing Agreement of Discover Card Master Trust I, dated as of November 3, 2004, between Discover Bank (formerly Greenwood Trust Company), as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association), as Trustee, as amended on January 4, 2006 (as amended, the “Amended and Restated Pooling and Servicing Agreement”), was amended to address Regulation AB compliance matters. A copy of the amendment is attached as Exhibit 4.1.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

Exhibit 4.1	Second Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2006, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Discover Card Master Trust I (Registrant)
By:	Discover Bank
(Depositor)

Date: April 5, 2006	By:	/s/ Michael F. Rickert
Michael F. Rickert
Vice President, Chief Accounting Officer and Treasurer

INDEX TO EXHIBITS

Exhibit 4.1	Second Amendment to Amended and Restated Pooling and Servicing Agreement, dated as of March 30, 2006, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee.